EXHIBIT 1(V) UNDER FORM N-1A
                                            EXHIBIT 3(I) UNDER ITEM 601/REG. S-K

                               111 CORCORAN FUNDS
                                 Amendment No. 4
                                       to
                              DECLARATION OF TRUST
                             dated December 11, 1991



    Strike Section 1 of Article I from the Declaration of Trust and substitute in its place the following:

      "Section 1. Name.
            This Trust shall be known as CCB FUNDS."

    Strike section (b) of Section 2 of Article I from the Declaration of Trust and substitute in its place the following:

            "(b)  The "Trust" refers to CCB FUNDS."

    Strike the first paragraph of Section 5 of Article III from the Declaration of Trust and substitute in its place the following:

      "Section 5.  Establishment and Designation of Series or Class.
            Without limiting the authority of the Trustees set forth in Article XII, Section 8, INTER ALIA, to establish and designate any additional Series or Class, or to modify the rights and preferences of any existing Series or Class the Series and Classes of the Trust are established and designated as:

                    CCB Bond Fund
                    CCB Equity Fund
                    CCB North Carolina Municipal Securities Fund

    Strike Section 9 of Article XII from the Declaration of Trust and substitute in its place the following:

      "Section 9.  Use of Name.
            The Trust acknowledges that CENTRAL CAROLINA BANK & TRUST has reserved the right to grant the non-exclusive use of the name "CCB FUNDS" or any derivative thereof to any other investment company, investment company portfolio, investment adviser, distributor, or any other business enterprise, and to withdraw from the Trust or one or more Series or Classes any right to the use of the name "CCB FUNDS."

    The undersigned hereby certify that the above-stated amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees on the 13th day of May, 1998.

    WITNESS the due execution hereof this 13th day of May, 1998.

/s/ John F. Donahue                 /s/ Edward L. Flaherty
John F. Donahue                     Edward L. Flaherty

/s/ Thomas G. Bigley                /s/ Edward C. Gonzales
Thomas G. Bigley                    Edward C. Gonzales

/s/ John T. Conroy, Jr.             /s/ Peter E. Madden
John T. Conroy, Jr.                 Peter E. Madden

/s/ Nicholas P. Constantakis        /s/ John E. Murray, Jr.
Nicholas P. Constantakis            John E. Murray, Jr.

/s/ William J. Copeland             /s/ Wesley W. Posvar
William J. Copeland                 Wesley W. Posvar

/s/ James E. Dowd                   /s/ Marjorie P. Smuts
James E. Dowd                       Marjorie P. Smuts

/s/ Lawrence D. Ellis, M.D.
Lawrence D. Ellis, M.D.